Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Orrstown Financial Services, Inc. (the Corporation) on Form 10-K for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Kenneth R. Shoemaker, President and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the period covered by the report.

/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker
President and Chief Executive Officer

Dated: March 11, 2009